Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Steven H. Kane, Chief Executive Officer of Protalex, Inc. (the "Registrant"), do hereby certify pursuant to Rule 13a-l4(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2008 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 14, 2009	By:	/s/ Steven H. Kane

Steven H. Kane
President, Chief Executive Officer and Director